UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

AmerInst Insurance Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-28249	98-0207447
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

c/o Citadel Management Bermuda Limited

25 Church Street, Continental Building

P.O. Box HM 1601, Hamilton, Bermuda HMGX

(Address of Principal Executive Office) (Zip Code)

(441) 295-6015

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

AMERINST INSURANCE GROUP, LTD.

FORM 8-K

CURRENT REPORT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)     On October 30, 2020, the Board of Directors (the “Board”) of AmerInst Insurance Group, Ltd. (the “Company”) appointed Vincent C. Pangia and Joseph P. Murphy (collectively, the “New Directors”) as independent directors. Messrs. Pangia and Murphy will each serve on the Board with a term expiring at the Company’s annual meeting in 2021. The size of the Board previously was fixed at nine directors, and the New Directors were appointed to fill two vacancies on the Board.

The Board appointed Mr. Murphy to the Audit Committee as its Chair and to the Governance and Nominating Committee. The Board further appointed Mr. Pangia to the Strategic Planning Committee and the Underwriting, Actuarial and Reinsurance Committee.

There is no arrangement or understanding between any of the New Directors and any other person pursuant to which any of the New Directors was appointed to the Board. None of the New Directors is a party to any transaction that would be required to be disclosed under Section 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERINST INSURANCE GROUP, LTD.

By:	/s/ Irvin F. Diamond
Irvin F. Diamond Chairman of the Board

Date: November 5, 2020